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                                                                 EXHIBIT 4.18
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                            THE CERPLEX GROUP, INC.


                         _____________________________

                         WAIVER AND AMENDMENT AGREEMENT
                         _____________________________

                             DATED DECEMBER 9, 1996




                                  $17,250,000
            SERIES A SENIOR SUBORDINATED NOTES DUE NOVEMBER 19, 2001


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                         WAIVER AND AMENDMENT AGREEMENT


         WAIVER AND AMENDMENT AGREEMENT (this "Agreement"), dated December 9, 1996, by and among THE CERPLEX GROUP, INC., a Delaware corporation (together with its successors and assigns, the "Company"), THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY and NORTH ATLANTIC SMALLER COMPANIES INVESTMENT TRUST PLC (collectively, the "Noteholders").

                                   RECITALS:

         A. The Company has entered into those certain separate Note Purchase Agreements, each dated as of November 19, 1993 (collectively, as amended pursuant to the terms of each of the amendment agreements set forth in Schedule A to this Agreement and as in effect prior to the effectiveness of this Agreement, the "Existing Note Purchase Agreement," and, as amended by this Agreement, the "Amended Note Purchase Agreement"), with each of the Noteholders, pursuant to which the Company originally issued and sold to the Noteholders

                 (i) an aggregate principal amount of Seventeen Million Two Hundred Fifty Thousand Dollars ($17,250,000) of the Company's Series A 9.00% Senior Subordinated Notes Due November 19, 2001 (as amended, the "Notes"), and

                 (ii) an aggregate principal amount of Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) of the Company's Series B 9.00% Senior Subordinated Notes Due November 19, 2001 (the "Series B Notes"). The Company has prepaid the Series B Notes and such Series B Notes are no longer issued and outstanding.

         B. The Noteholders are the current holders of one hundred percent (100%) of the Notes outstanding as of the Effective Date.

         C. Pursuant to a notice to the Noteholders dated September 23, 1996, the Company notified the Noteholders of certain Defaults and Events of Defaults under Section 6.3 and Section 6.4 of the Existing Note Purchase Agreement (the "Noticed Events of Default," such term to include, for purposes of avoidance of doubt, all Defaults and Events of Defaults under Section 6.3 and Section 6.4 of the Existing Note Purchase Agreement that may have existed prior to the date of such notice or after the date of such notice and prior to the effective date of the October 1996 Waiver (as hereinafter defined)) and the Company has requested that the Noteholders continue the waiver of such Noticed Events of Default provided for in the October 1996 Waiver until [December 31, 1996].

         D. Pursuant to a Waiver and Amendment Agreement dated as of October 31, 1996, the Noteholders waived the aforesaid Noticed Events of Default until November 30, 1996 and, pursuant to a letter agreement dated November 26, 1996, extended such waiver until December 9, 1996 (the "October 1996 Waiver").





THE CERPLEX GROUP, INC.                 1       WAIVER AND AMENDMENT AGREEMENT
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         E.      The Company has further requested that certain of the
provisions in the Existing Note Purchase Agreement be amended, as more particularly provided herein.

         F. The Noteholders are agreeable, subject to the terms and conditions set forth below, to granting the aforesaid waivers and modifying the Existing Note Purchase Agreement as hereinafter set forth, and in connection therewith, each of the Company and the Noteholders has agreed to amend the Existing Note Purchase Agreement as set forth herein.

                                   AGREEMENT:

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.       DEFINED TERMS.

         The terms used herein and not defined herein shall have the meanings assigned to such terms in the Existing Note Purchase Agreement. As used in this Agreement, the following terms have the respective meanings specified below:

         "AGREEMENT, THIS" -- means this Waiver and Amendment Agreement, as it may be amended from time to time.

         "AMENDED NOTE PURCHASE AGREEMENT" -- Recital A.

         "COMPANY" -- the introductory sentence.

         "EFFECTIVE DATE" -- Section 5.

         "EXISTING NOTE PURCHASE AGREEMENT" -- Recital A.

         "1996 WARRANT AGREEMENT" -- Section 3.2.

         "NOTEHOLDERS" -- the introductory sentence.

         "NOTES" -- Recital A.

         "NOTICED EVENTS OF DEFAULT" -- Recital C.

         "OCTOBER 1996 WAIVER" -- Recital C.

         SECTION 2.       WAIVER.

         Subject to the satisfaction of the conditions set forth in Section 4, the Noteholders hereby continue the waiver provided in the October 1996 Waiver in respect of each of the Noticed Events of Default until [December 31, 1996] and agree that the effectiveness of Section 6.3 and Section 6.4 shall be temporarily suspended from and including the effective date of the October 1996 Waiver to and including the earlier to occur of (a) the date that any holder of Senior Debt takes any action in respect of any default or any event of default under




THE CERPLEX GROUP, INC.                 2       WAIVER AND AMENDMENT AGREEMENT
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any Senior Credit Document and (b) [December 31, 1996] (the "Reinstatement
Date"). After the Reinstatement Date, Section 6.3 and Section 6.4 shall be in full force and effect. Except for the foregoing express waivers and suspensions, the terms of this Agreement shall not operate as a waiver of, or otherwise prejudice, the rights, remedies or powers of the Noteholders under the Note Purchase Agreement, under the Notes or under applicable law and all of such rights, remedies and powers are hereby expressly reserved.

         SECTION 3. AMENDMENTS TO THE EXISTING NOTE PURCHASE AGREEMENT; 1996 WARRANT AGREEMENT; AFFIRMATION.

         3.1     AMENDMENTS TO THE EXISTING NOTE PURCHASE AGREEMENT.

         The Company and, subject to the satisfaction of the conditions set forth in Section 5, each of the Noteholders hereby consent and agree to the amendments to the Existing Note Purchase Agreement set forth in Exhibit A to this Agreement. Each such amendment is incorporated herein by reference as if set forth verbatim in this Agreement.

         3.2     AMENDMENT TO THE EXISTING 1996 WARRANT AGREEMENT.

         In connection with the October 1996 Waiver, that certain Warrant Agreement (the "1996 Warrant Agreement"), dated as of April 15, 1996, among the Company and the Noteholders was changed by amending and restating the definition of "Initial Purchase Price" therein to mean $2.50. For purposes of the avoidance of doubt and in confirmation of said amendment, each of the Warrant Certificates (as such term is defined in the 1996 Warrant Agreement) issued under the 1996 Warrant Agreement and currently outstanding as well as Exhibit A to the 1996 Warrant Agreement are hereby further amended and modified by changing the references therein to "initial purchase price" and "Purchase Price" from "Six Dollars ($6.00) per share" to "Two Dollars and Fifty Cents ($2.50) per share." This amendment to each of the Warrant Certificates currently outstanding shall be effective without any further action required on the part of the Noteholders or the Company and without the need to submit such Certificates to Company for any notation of said change thereon or to otherwise exchange such Certificates for new Warrant Certificates.

         3.3     AFFIRMATION OF OBLIGATIONS.

         The Company hereby acknowledges and affirms all of its obligations under the terms of the Existing Note Purchase Agreement, as amended hereby, and the 1996 Warrant Agreement and the Warrant Certificates issued thereunder, as amended hereby.

         SECTION 4.       WARRANTIES AND REPRESENTATIONS.

         To induce the Noteholders to enter into this Agreement, the Company warrants and represents to the Noteholders that as of the Effective Date:





THE CERPLEX GROUP, INC.                 3       WAIVER AND AMENDMENT AGREEMENT
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         4.1     CORPORATE ORGANIZATION AND AUTHORITY.

         The Company:

                 (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

                 (b) has all legal and corporate power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

                 (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate, its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates and permits, either individually or in the aggregate, would not have, and could not reasonably be expected to have, a Material Adverse Effect; and

                 (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation in each state except where the failure to be so qualified or licensed and authorized and in good standing, either individually or in the aggregate, would not have, and could not reasonably be expected to have, a Material Adverse Effect.

         4.2     COMPLIANCE WITH LAW.

         The Company:

                 (a) is not in violation of any law, ordinance, governmental rule or regulation to which it is subject; and

                 (b) has not failed to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business;

which violation or failure to obtain, either individually or in the aggregate, would have, or could reasonably be expected to have, a Material Adverse Effect.

         4.3     LEGAL AND AUTHORIZED; OBLIGATIONS ARE ENFORCEABLE.

                 (A) AUTHORIZATION. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and under the Amended Note Purchase Agreement are within the corporate powers of the Company and do not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound.






THE CERPLEX GROUP, INC.                 4       WAIVER AND AMENDMENT AGREEMENT
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                 (B)      OBLIGATIONS ARE LEGAL AND ENFORCEABLE.  The execution
         and delivery by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company, and this Agreement has been executed and delivered by one or more duly authorized officers of the Company. This Agreement and the Amended
         Note Purchase Agreement constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that the enforceability thereof may be:

                          (i)     limited by applicable bankruptcy,
                 reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally;

                          (ii) subject to the availability of equitable remedies; and

                          (iii) with respect to indemnity and contribution, limited by state or federal laws relating to Securities or by the public policy underlying such laws.

         4.4     PENDING LITIGATION.

         Except as set forth in Schedule 4.4, there are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company in any court or before any Governmental Authority or arbitration board or tribunal that, either individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect. The Company is not in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority or arbitration board or tribunal that, either individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect.

         Except as previously disclosed to the Noteholders, the Company has not received any notice of termination of any material contract, lease or other agreement or suffered any material damage, destruction or loss (whether or not covered by insurance) or had any employee strike, work-stoppage, slowdown or lock-out or any substantial, non-frivolous threat directed to it of any imminent strike, work-stoppage, slowdown or lock-out.

         4.5     GOVERNMENTAL CONSENT.

         Neither the nature of the Company, nor of any of its businesses or Properties, nor any relationship between the Company and any other Person, nor any circumstance in connection herewith or in connection with the execution and delivery of this Agreement is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company as a condition to the execution and delivery thereof.

         4.6     NO DEFAULTS.

                 (A) NO OTHER DEFAULTS. No Defaults or Events of Default exist, other than the Noticed Events of Default.





THE CERPLEX GROUP, INC.                 5       WAIVER AND AMENDMENT AGREEMENT
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                 (B)      FINANCING DOCUMENTS.  No event has occurred and no
         condition exists that, upon the execution, delivery and effectiveness of this Agreement would constitute a Default or an Event of Default.

                 (C) CHARTER INSTRUMENT, OTHER AGREEMENTS. The Company is not in violation in any respect of any term of any charter instrument or bylaw. Except as set forth in Schedule 4.6, the Company is not in violation in any material respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound, which would have, or could reasonably be expected to have, a Material Adverse Effect.

         SECTION 5.       CONDITIONS.

         The waiver by the Noteholders set forth in Section 2 and the consent of the Noteholders to the amendments described in Section 3 shall become effective on the date (the "Effective Date") upon which all of the following conditions have been satisfied:

         5.1     EXECUTION AND DELIVERY OF THIS AGREEMENT.

         The Company and the Required Holders shall have executed and delivered counterparts of this Agreement.

         5.2     WAIVER BY HOLDERS OF SENIOR DEBT.

         The Company and each holder of Senior Debt whose consent is required therefor pursuant to the terms of the Senior Credit Documents shall have executed and delivered waivers with respect to all events of default which exist under such Senior Credit Documents, all in form and scope satisfactory to the Noteholders in their sole discretion. The Company shall have delivered to each Noteholder a copy of the Second Amendment to Credit Agreement and Limited Waiver entered into among the Company and the holders of Senior Debt, together with a certification by a Senior Officer of the Company stating that such copy is a true and correct copy and such Second Amendment to Credit Agreement and Limited Waiver cures or waives all events of default which exist under the Senior Credit Documents as of the date hereof.

         5.3     NO DEFAULT; REPRESENTATIONS AND WARRANTIES TRUE.

         After giving effect to Section 2, hereof, no Default or Event of Default under the Amended Note Purchase Agreement shall exist, the warranties and representations set forth in Section 4 hereof shall be true and correct on the Effective Date, and the Noteholders shall have received a certificate, dated as of the Effective Date and signed by a Senior Officer, certifying to such matters, certifying that all of the conditions specified in this Section 5 have been satisfied.

         5.4     AUTHORIZATION OF TRANSACTIONS.

         The Company shall have authorized, by all necessary corporate action, its execution, delivery and performance of this Agreement and the consummation of all transactions





THE CERPLEX GROUP, INC.                 6       WAIVER AND AMENDMENT AGREEMENT
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contemplated by this Agreement and evidence of the same shall have been delivered to the Noteholders. The Noteholders shall have received a certificate, dated as of the Effective Date and signed by the Secretary or the Assistant Secretary of the Company, certifying to the resolutions in respect of such authorization and to such other matters as the Noteholders shall reasonably request.

         5.5     OPINIONS OF COUNSEL.

         The Noteholders shall have received from each of (a) Brobeck, Phleger & Harrison, counsel to the Company, and (b) Hebb & Gitlin, a legal opinion substantially in the form set forth in Exhibit B1 and Exhibit B2, respectively, and as to such other matters as the Noteholders may reasonably request.

         5.6     EXPENSES.

         The Company shall have paid all costs and expenses to the Noteholders relating to this Agreement in accordance with Section 6.6 (including, without limitation, any attorney's fees and disbursements).

         5.7     PROCEEDINGS SATISFACTORY.

         All proceedings taken in connection with this Agreement shall be satisfactory to the Noteholders and their special counsel. The Noteholders and their special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, in form and substance satisfactory to them.

         SECTION 6.       MISCELLANEOUS.

         6.1     GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, INTERNAL NEW YORK LAW.

         6.2     DUPLICATE ORIGINALS.

         Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

         6.3     EFFECT OF THIS AGREEMENT.

         Except as specifically provided in this Agreement, no terms or provisions of the Existing Note Purchase Agreement have been modified or changed by this Agreement and the terms





THE CERPLEX GROUP, INC.                 7       WAIVER AND AMENDMENT AGREEMENT
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and provisions of the Existing Note Purchase Agreement, as amended hereby, shall continue in full force and effect. This Agreement and the waivers and amendments contained herein shall have and be in effect on and after the Effective Date.

         6.4     WAIVERS AND AMENDMENTS OF THIS AGREEMENT.

         Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         6.5     SECTION HEADINGS.

         The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof.

         6.6     COSTS AND EXPENSES.

         On the Effective Date, the Company shall pay all costs and expenses of the Noteholders related hereto, including, but not limited to, the statement for fees and disbursements of the Noteholders' special counsel presented to the Company on the Effective Date for matters in connection with this Agreement. The Company will also pay upon receipt of any statement thereof, each additional statement for fees and disbursements of the Noteholders' special counsel rendered after the Effective Date in connection with this Agreement. The obligations of the Company under this Section 6.6 shall survive the payment or prepayment of the Notes and the termination of the Amended Note Purchase Agreement.

         6.7     SURVIVAL

         All warranties, representations, certifications and covenants made by the Company hereunder or in any certificate or other instrument delivered pursuant hereto or thereto shall be considered to have been relied upon by the Noteholders and shall survive the execution of this Agreement, regardless of any investigation made by or on behalf of the Noteholders. All statements in any such certificate or other instrument shall constitute warranties and representations of the Company hereunder.

         [REMAINDER OF PAGE INTENTIONALLY BLANK. NEXT PAGE IS SIGNATURE PAGE.]





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                   THE CERPLEX GROUP, INC.



                                   By:
                                      ------------------------------------------
                                            Name: James R. Eckstaedt
                                            Title: Senior Vice President and CFO


Accepted:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


By
  -------------------------------------------------
         Name: John E. Schlifske
         Title: Vice President


JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


By
  -------------------------------------------------
         Name: Dana Donovan
         Title: Senior Investment Officer


NORTH ATLANTIC SMALLER COMPANIES INVESTMENT TRUST PLC


By
  -------------------------------------------------
         Name:
         Title:





[Signature page to the WAIVER AND AMENDMENT AGREEMENT among THE CERPLEX GROUP, INC. and the Noteholders listed therein.]





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                                                                      SCHEDULE A


Amendment No. 1 to Note Purchase Agreement dated as of May 26, 1994.

Amendment No. 2 to Note Purchase Agreement dated as of July 29, 1994.

Amendment Agreement dated as of October 27, 1994.

Waiver and Amendment Agreement dated as of April 15, 1996.

Waiver and Amendment Agreement dated as of October 31, 1996 (as extended by that certain letter agreement dated November 26, 1996)






THE CERPLEX GROUP, INC.        Schedule A-1       WAIVER AND AMENDMENT AGREEMENT